Exhibit 99.1

IDEANOMICS ANNOUNCES BRUNO WU TO RETURN AS CHAIRMAN, OTHER MANGEMENT CHANGES

-	WU IS RETURNING AS CHAIRMAN AFTER PERIOD OF ASSISTING WITH TRADE TALKS
-	ALFRED POOR TO BECOME CEO

NEW YORK, February 20, 2019 /PRNewswire/ -- Ideanomics (NASDAQ: IDEX) (“Ideanomics” or the “Company”), a global fintech advisory and Platform-as-a-Service company, is pleased to announce several strategic management changes, including the return of Dr. Bruno Wu, as Chairman, after a period of serving as Vice Chairman and Secretary General of the National Committee for China U.S. relations. Alfred Poor, currently Chief Operating Officer, will become the company’s Chief Executive Officer. Brett McGonegal, Evan Kalimtgis, and Uwe von Parpart will be leaving the company to pursue other interests.

“I’m looking forward to being officially back as the Chairman, with the company entering an important phase for employees and shareholders alike” said Dr. Bruno Wu. “After more than a year of transformation and buildup, we are well-positioned for growth and profitability on the back of our previously announced deals and, with a healthy pipeline of meaningful deals, it’s an exciting time for the Company”.

“We’re delighted to welcome Bruno back. Having him with us full-time is a tremendous boost for the company as his tenacity, vision and breadth of relationships worldwide are a key dynamic of the organization. We’d also like to say thank you to Brett, Evan, and Uwe as they move onto other opportunities.” said Alf Poor, CEO of Ideanomics.

In addition to the management changes, Ideanomics would like to recap the results of its 2018 Annual Meeting of Shareholders (the “Meeting”) convened on Thursday, December 27, 2018 in Beijing, China.

Shareholders voted to elect nine of the nominees to the Board of Directors of the Company, 6 being returning directors, including Shane McMahon, James Cassano, Jerry Fan, Jin Shi, Kang Zhao, and Chao Yang, as well as new or recent management nominees Richard Frankel, Alfred Poor, and Brett McGonegal.  All directors are “independent” as defined under securities laws, excepting Poor, and McGonegal. Mr. McGonegal has since resigned from this appointment.

Shareholders also approved the following matters:

•	Re-appointment of BF Borgers CPA PC as the auditors for the Company for the ensuing year;

•	The continuation of the 2010 Company share option plan; and

•	The continuation of the Company’s equity incentive plan.

All matters passed with an approval rate in excess of 85% of shares voted.  The Company’s equity incentive plan was approved by ordinary resolution of disinterested shareholders.

The Board also re-appointed James Cassano as the Chair of the Audit Committee for the ensuing year.

Additionally, the Board set the composition of all of the committees of the Board.  All committee members are independent directors. The composition of the committees are as follows:

Audit Committee: James Cassano (Chair), Jin Shi and Jerry Fan;

Compensation Committee: Jin Shi (Chair) and James Cassano.

Governance and Nominating Committee: Jin Shi (Chair) and Jerry Fan

While it will be several weeks before we complete and report our final 2018 financial results, we wanted to share some preliminary information at this time. Our final results may differ somewhat from these preliminary estimates.

When we discussed our Q4 guidance, we knew the quarter would be impacted by both macroeconomic and Ideanomics-specific factors. The fourth quarter continues to be very much a “transformational quarter” for the Company. It is marked by our transition from the legacy video on demand business to our new fintech services business, as well as Fintech Village and the human capital and infrastructure needed to build out the U.S. operations. While we exceeded our topline revenue guidance earlier in the year, we do not expect to generate profit in the fourth quarter due to the Company’s transformation towards fintech services and the build-up in infrastructure needed to support our long-term strategy and path to profitability. The investments we are making today are essential for building a strong foundation and future for both Ideanomics and our shareholders.

In particular, the following factors have been part of the transformation of the Company which affected the results of our operations in 2018:

First, the Company has moved into a financial technology (“fintech”) and advisory services model. Our technology in this area of our ecosystem is new and thus it has taken longer than anticipated to implement these technologies. Innovation is an integral part of our ecosystem and, while we strive to be first to market, it’s more important to be best in class.

Second, the overall market for token offerings slowed dramatically in 2018. The Security Token Offering (STO) related legal and regulatory landscape is still evolving and has moved slower than the market anticipated. We fully embrace these market changes and believe they present significant opportunities for Ideanomics. The regulatory frameworks which are put into place today will make our industry stronger and force market participants to produce better token offerings, while creating value for all stakeholders.

Third, we are currently evaluating various parts of our legacy video-on-demand business. As such, we are currently evaluating various assets and investments previously done as part of the legacy business, and their ability to contribute to the overall cash flows of the new fintech advisory and services business, as well as the overall recoverability of these assets. We will be making certain decisions on these assets as we finalize the financial results, which may have a greater impact than we had projected. All of This is being carried out as part of managements continued efforts to fully transition the Company to become an industry leader in fintech, build on a strong foundation with solid infrastructure, and to have a healthy balance sheet that will allow us to capitalize on short and long-term market opportunities.

In addition, several of the company’s major investors have announced to the Company their plans to consolidate their holdings for voting purposes into a consortium which will be led by Sun Seven Stars Investment Group Limited (a company of Dr. Bruno Wu).

Furthermore, the Company is restructuring two previously announced investments; one in the amount of $1,900,000 for Sun Seven Stars Investment Group Limited made as a part of a $3,000,000 investment and the other amounting to $13,799,997 from Star Thrive Group Limited as part of their $23,000,000 investment. We have retained the right to re-engage these investments, if required, but believe this to be in excess of our cash requirements through the realization of revenues from previously announced deals. In exchange for the Sun Seven Stars investment, Dr. Wu is placing a $2,500,000 investment into the company via a convertible note.

We are confident regarding the company’s transformation and for those products and services we have been able to bring online quickly as we assume our position in the Fintech sector. Ideanomics has entered into multiple revenue generating agreements that we believe will bring long-term shareholder value and profitability, as well as bring with it the legitimacy that can be a market differentiator and elevate us as a leading Fintech solutions provider that is positioned for sustainable growth.

Our efforts over the past year have seen us transform the business from its legacy video on demand offering, into a vibrant fintech business at the cutting edge of innovation. Our successful origination of several large-scale deals in 2018, with support from our regional partners, will help secure strong revenues in 2019 and enable our business to demonstrate our commitment to an innovation-driven and profitable growth strategy.

Although 2018 was a challenging year for the industry, we do see tremendous value in the market at this time. A result, we anticipate there will be consolidation in the blockchain community with companies such as Ideanomics well-positioned to take advantage of acquisitions, enhancing our product pipeline, and strengthening our technology ecosystem. We have been successfully transforming our business and cleaning up our organizational structure, such that our new fintech business will derive revenue and profitability that will more accurately reflect the value for shareholders. Additionally, we have begun to divest non-fintech entities in the organization, some through possible sale and others through possible closure, that will deliver improved transparency to the shareholder community and enable the management team to focus on our core fintech activities. The result will be a leaner organization that is better able to execute on its objectives and will scale more efficiently in the future.

About Ideanomics

Ideanomics is a global fintech advisory and Platform-as-a-Service company. Ideanomics combines deal origination and enablement with the application of blockchain and artificial intelligence technologies as part of the next-generation of financial services.

The company is headquartered in New York, NY, and has offices in Hong Kong and Beijing, China. It also has a planned global center for Technology and Innovation in West Hartford, CT, named Fintech Village.

Safe Harbor Statement

This press release contains certain statements that may include “forward looking statements”. All statements other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties, and include statements regarding our intention to transition our business model to become a next-generation financial technology company, our business strategy and planned product offerings, our intention to phase out our oil trading and consumer electronics businesses, and potential future financial results. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to continue as a going concern; our ability to raise additional financing to meet our business requirements; the transformation of our business model; fluctuations in our operating results; strain to our personnel management, financial systems and other resources as we grow our business; our ability to attract and retain key employees and senior management; competitive pressure; our international operations; and other risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov.. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Investor Relations and Media Contact

Tony Sklar, VP of Communications at Ideanomics

55 Broadway, 19th Floor New York, New York 10006

Email: ir@ideanomics.com

www.ideanomics.com

Tel: +1.212.206.1216